 CERTIFICATION

EXHIBIT 99.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

The undersigned hereby certifies that this Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial conditions and results of operations of Summus, Inc. (USA).

Date: May 15, 2003	/s/ Robert S. Lowrey Robert S. Lowrey Chief Financial Officer